Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orion Energy Systems, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236837) and Form S-8 (333-169611, 333-176176, 333-213042 and 333-233180)  of Orion Energy Systems, Inc. of our reports dated June 1, 2021, relating to the consolidated financial statements and the effectiveness of Orion Energy Systems, Inc. internal control over financial reporting, which appears in this Form 10K.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

June 1, 2021